Press Release

RLJ Lodging Trust Reports First Quarter 2014 Results
- Pro forma RevPAR increased 6.9%, adjusting for renovation disruption
- Completed $312.5 million of acquisitions and $114.5 million of dispositions

Bethesda, MD, May 7, 2014 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three months ended March 31, 2014.

First Quarter Highlights

•	Pro forma RevPAR increased 6.0%, Pro forma ADR increased 3.3%, and Pro forma Occupancy increased 2.7%

•	Adjusting for renovation disruption in the quarter, Pro forma RevPAR is estimated to have increased approximately 90 basis points to 6.9%

•	Pro forma Hotel EBITDA Margin of 31.8%

•	Pro forma Consolidated Hotel EBITDA increased 4.0% to $78.1 million

•	Adjusted FFO increased 21.5% to $53.5 million

•	Completed an acquisition of a 10-hotel Hyatt-branded portfolio for approximately $312.5 million and the disposition of 13 non-strategic hotels for approximately $114.5 million

•	Declared a regular quarterly cash dividend of $0.22 per share, an increase of approximately 7.3% over the prior quarter's regular dividend

“We started 2014 with very strong momentum. We completed several key transactions in addition to once again reporting strong operational results,” commented Thomas J. Baltimore, Jr., President and Chief Executive Officer. “We reinvested the proceeds from the sale of 13 non-strategic properties into 10 properties that increase our presence in high-growth markets. The results have been immediately accretive and provide us with a very solid foundation for future growth.”

Financial and Operating Results
Performance metrics such as Occupancy, Average Daily Rate (“ADR”), Revenue Per Available Room (“RevPAR”), Hotel EBITDA, and Hotel EBITDA Margin are pro forma. The prefix “pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude hotels sold during the period and non-comparable hotels that were not open for operation or closed for renovations for comparable periods. Explanations of EBITDA, Adjusted EBITDA, Hotel EBITDA, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included at the end of this release.

Pro forma RevPAR for the three months ended March 31, 2014, increased 6.0% over the comparable period in 2013, driven by a Pro forma ADR increase of 3.3% and a Pro forma Occupancy increase of 2.7%. Adjusting for disruption caused by recent renovations, the Company estimates that RevPAR growth would have increased by an additional 90 basis points to 6.9%. Among the Company’s top six markets, the best performers in the quarter were Denver and Washington, D.C., which experienced RevPAR growth of 13.3% and 9.0%, respectively.

Pro forma Hotel EBITDA Margin for the three months ended March 31, 2014, decreased 28 basis points over the comparable period in 2013 to 31.8%, adjusted to normalize 2013 ground rent at the Courtyard Waikiki Beach.

Pro forma Consolidated Hotel EBITDA includes the results of non-comparable hotels and is adjusted to normalize 2013 ground rent at the Courtyard Waikiki Beach. For the three months ended March 31, 2014, Pro forma Consolidated Hotel EBITDA increased $3.0 million to $78.1 million, representing a 4.0% increase over the comparable period in 2013.

Adjusted EBITDA for the three months ended March 31, 2014, increased $6.1 million to $67.4 million, representing a 9.9% increase over the comparable period in 2013.

Adjusted FFO for the three months ended March 31, 2014, increased $9.5 million to $53.5 million, representing a 21.5% increase over the comparable period in 2013.

Adjusted FFO per diluted share and unit for the three months ended March 31, 2014, was $0.43 based on the Company’s diluted weighted-average common shares and units outstanding of 123.8 million.

Non-recurring items which are noteworthy for the three months ended March 31, 2014, include a loss on disposal of $2.6 million and approximately $1.1 million primarily related to the loss on defeasance and accelerated amortization of deferred financing fees, both of which are associated with non-strategic hotels sold during the quarter.

Non-recurring items are included in net income attributable to common shareholders but have been excluded from Adjusted EBITDA and Adjusted FFO, as applicable. A complete listing is provided in the Non-GAAP reconciliation tables for the three months ended March 31, 2014 and 2013.

Net income attributable to common shareholders for the three months ended March 31, 2014, was $11.9 million compared to $8.5 million in the comparable period in 2013.

Net cash flow from operating activities for the three months ended March 31, 2014, totaled $31.6 million compared to $34.0 million for the comparable period in 2013.

Acquisitions/Dispositions
During the three months ended March 31, 2014, the Company acquired a 10-hotel portfolio for approximately $312.5 million and sold 13 hotels for approximately $114.5 million.

On March 12, 2014, the Company acquired 10 Hyatt, Hyatt Place, and Hyatt House-branded hotels totaling 1,560 rooms for approximately $312.5 million, or approximately $200,000 per key. The portfolio consists of high-performing and well-situated hotels, the majority of which are located on the West Coast. With the addition of this portfolio, the Company expects to more than double its Hotel EBITDA generated from the West Coast.

On February 20, 2014, the Company sold an 11-hotel portfolio consisting of 1,205 rooms for approximately $84.8 million. The sale price, adjusted for pending capital expenditures, represents a capitalization rate of approximately 7.9% on the portfolio's 2013 net operating income.

On February 25, 2014, the Company sold the 150-room Hilton Garden Inn St. George in St. George, Utah for approximately $15.7 million. The sale price, adjusted for pending capital expenditures, represents a capitalization rate of approximately 8.7% on the hotel's 2013 net operating income.

On March 26, 2014, the Company sold the 182-room Hilton Mystic in Mystic, Connecticut for approximately $14.1 million. The sale price, adjusted for pending capital expenditures, represents a capitalization rate of approximately 7.4% on the hotel's projected 2014 net operating income.

Balance Sheet
In March 2014, the Company amended its credit agreement to extend the maturity date of its 2012 Five-Year Term Loan from November 20, 2017 to March 20, 2019, expand the accordion feature, and reduce the applicable margin by 15 basis points. The Company also exercised the accordion feature of its 2012 Five-Year Term Loan and 2013 Five-Year Term Loan, resulting in proceeds of $175.0 million.

As of March 31, 2014, the Company had $270.8 million of unrestricted cash on its balance sheet, $300.0 million available on its revolving credit facility, and $1.6 billion of debt outstanding. The Company’s ratio of net debt to Adjusted EBITDA for the trailing twelve month period was 3.9 times.

Dividends
The Company’s Board of Trustees declared a cash dividend of $0.22 per common share of beneficial interest. The dividend was paid on April 15, 2014, to shareholders of record as of March 31, 2014, and represents an increase of approximately 7.3% over the prior quarter's regular dividend of $.205.

2014 Outlook
The Company’s outlook has been updated to reflect recent acquisition and disposition activity. The outlook excludes any potential future acquisition and disposition, which could result in a material change to the Company’s outlook. The 2014 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change.

Pro forma operating statistics include results for periods prior to the Company’s ownership and therefore assume the hotels were owned since January 1, 2013. Pro forma Consolidated Hotel

EBITDA includes approximately $4.5 million of prior ownership Hotel EBITDA for 10 recently acquired hotels that is not included in the Company’s Adjusted EBITDA or Adjusted FFO. Pro forma guidance removes income from hotels that were sold. For the full year 2014, the Company anticipates:

	Current Outlook	Prior Outlook
Pro forma RevPAR growth (1)	4.5% to 6.5%	4.0% to 6.0%
Pro forma Hotel EBITDA Margin (1)	34.5% to 35.5%	34.5% to 35.5%
Pro forma Consolidated Hotel EBITDA	$365.0M to $385.0M	$338.0M to $358.0M
Corporate Cash General and Administrative expenses	$25.0M to $26.0M	$25.0M to $26.0M
(1) Excludes non-comparable hotels. Properties closed for renovations are considered non-comparable and therefore are excluded for periods in which they were closed.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on May 8, 2014, at 11:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s first quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations section of the Company’s website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company owns 146 properties, comprised of 144 hotels with approximately 22,400 rooms and two planned hotel conversions, located in 21 states and the District of Columbia.

Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urge investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the SEC.

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Additional Contacts:
Leslie D. Hale, Chief Financial Officer, RLJ Lodging Trust – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:

 http://rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA, and (5) Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. The Company presents EBITDA attributable to common shareholders, which includes OP units, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand EBITDA attributable to all common shares and OP units.

Hotel EBITDA
With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies operating the Company’s business on a property-level basis.

Pro forma Hotel EBITDA includes hotel results from prior ownership periods and excludes non-comparable hotels which were not open for operation or closed for renovations for comparable periods. Pro forma Consolidated Hotel EBITDA includes hotel results from prior ownership periods and includes the results of non-comparable hotels which were not open for operation or closed for renovations during the comparable periods.

Adjustments to FFO and EBITDA
The Company adjusts FFO and EBITDA for certain additional items, such as discontinued operations, transaction and pursuit costs, the amortization of share-based compensation, and certain other expenses that the Company considers outside the normal course of business. The Company believes that Adjusted FFO and Adjusted EBITDA provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income, FFO and EBITDA, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO and EBITDA for the following items, as applicable:

•	Transaction and Pursuit Costs: The Company excludes transaction and pursuit costs expensed during the period because it believes they do not reflect the underlying performance of the Company.

•
Non-Cash Expenses: The Company excludes the effect of certain non-cash items because it believes they do not reflect the underlying performance of the Company. The Company has excluded the amortization of share based compensation, non-cash loss on the disposal of assets, and the accelerated amortization of deferred financing fees.

•
Other Non-operational Expenses: The Company excludes the effect of certain non-operational expenses because it believes they do not reflect the underlying performance of the Company. The Company has excluded legal expenses it considered outside the normal course of business and the loss on defeasance of debt.

New Accounting Treatment for Discontinued Operations:  The Company adopted Financial Accounting Standards Board Accounting Standards Update (ASU) 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. Going forward, the Company will only classify dispositions in discontinued operations if they represent a strategic shift in operations (e.g., disposal of a major line of business). The 13 assets sold during the quarter are not considered as a strategic shift in operations.

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Investment in hotels and other properties, net	$3,422,662	$3,241,163
Cash and cash equivalents	270,765	332,248
Restricted cash reserves	57,193	62,430
Hotel and other receivables, net of allowance of $172 and $234, respectively	31,758	22,762
Deferred financing costs, net	11,977	11,599
Deferred income tax asset	2,636	2,529
Purchase deposits	7,246	7,246
Prepaid expense and other assets	39,428	37,997
Total assets	$3,843,665	$3,717,974
Liabilities and Equity
Mortgage loans	$536,470	$559,665
Term loans	1,025,000	850,000
Accounts payable and accrued expense	102,518	115,011
Deferred income tax liability	3,467	3,548
Advance deposits and deferred revenue	14,093	9,851
Accrued interest	2,613	2,695
Distributions payable	28,677	30,870
Total liabilities	1,712,838	1,571,640
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively.	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 122,901,341 and 122,640,042 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively.	1,229	1,226
Additional paid-in-capital	2,180,505	2,178,004
Accumulated other comprehensive loss	(7,302)	(5,941)
Distributions in excess of net earnings	(60,848)	(45,522)
Total shareholders’ equity	2,113,584	2,127,767
Noncontrolling interest
Noncontrolling interest in joint venture	6,090	7,306
Noncontrolling interest in Operating Partnership	11,153	11,261
Total noncontrolling interest	17,243	18,567
Total equity	2,130,827	2,146,334
Total liabilities and equity	$3,843,665	$3,717,974

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the three months ended March 31,
	2014	2013
Revenue
Operating revenue
Room revenue	$206,025	$185,448
Food and beverage revenue	23,367	23,212
Other operating department revenue	6,981	6,210
Total revenue	236,373	214,870
Expense
Operating expense
Room expense	47,521	43,097
Food and beverage expense	16,873	16,557
Management fee expense	9,113	7,381
Other operating expense	72,076	66,366
Total property operating expense	145,583	133,401
Depreciation and amortization	32,876	31,344
Property tax, insurance and other	17,252	14,710
General and administrative	10,129	8,798
Transaction and pursuit costs	1,484	1,089
Total operating expense	207,324	189,342
Operating income	29,049	25,528
Other income	110	79
Interest income	323	296
Interest expense	(14,646)	(16,874)
Income from continuing operations before income tax expense	14,836	9,029
Income tax expense	(294)	(226)
Income from continuing operations	14,542	8,803
Loss from discontinued operations	—	(219)
Loss on disposal of hotel properties	(2,557)	—
Net income	11,985	8,584
Net (income) loss attributable to non-controlling interests
Noncontrolling interest in consolidated joint venture	34	48
Noncontrolling interest in common units of Operating Partnership	(87)	(139)
Net income attributable to common shareholders	$11,932	$8,493
Basic per common share data:
Income from continuing operations attributable to common shareholders, including loss on disposal of hotel properties	$0.10	$0.08
Discontinued operations	—	—
Net income per share attributable to common shareholders	$0.10	$0.08
Weighted-average number of common shares	121,740,962	106,815,375
Diluted per common share data:
Income from continuing operations attributable to common shareholders, including loss on disposal of hotel properties	$0.10	$0.08
Discontinued operations	—	—
Net income per share attributable to common shareholders	$0.10	$0.08
Weighted-average number of common shares	122,867,755	107,423,195

Note:
The Statement of Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands, except per share data)
(Unaudited)

Funds From Operations (FFO)

	For the three months ended March 31,
	2014	2013
Net income	$11,985	$8,584
Depreciation and amortization	32,876	31,344
Loss on disposal of hotel properties	2,557	—
Noncontrolling interest in joint venture	34	48
Adjustments related to discontinued operations (1)	—	91
Adjustments related to joint venture (2)	(46)	(121)
FFO attributable to common shareholders	47,406	39,946
Transaction and pursuit costs	1,484	1,089
Amortization of share based compensation	3,573	3,014
Loan related costs (3)	1,073	—
Other expenses (4)	—	13
Adjusted FFO	$53,536	$44,062

Adjusted FFO per common share and unit-basic	$0.44	$0.41
Adjusted FFO per common share and unit-diluted	$0.43	$0.41

Basic weighted-average common shares and units outstanding (5)	122,635	107,709
Diluted weighted-average common shares and units outstanding (5)	123,762	108,317

Note:
(1) Includes depreciation and amortization expense from discontinued operations.
(2) Includes depreciation and amortization expense allocated to the noncontrolling interest in the joint venture.
(3) Represents primarily a loss on defeasance and accelerated amortization of deferred financing fees.
(4) Represents legal expenses outside the normal course of operations.
(5) Includes 0.9 million operating partnership units.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands)
(Unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended March 31,
	2014	2013
Net income	$11,985	$8,584
Depreciation and amortization	32,876	31,344
Interest expense, net (1)	14,638	16,866
Income tax expense	294	226
Noncontrolling interest in joint venture	34	48
Adjustments related to discontinued operations (2)	—	252
Adjustments related to joint venture (3)	(46)	(121)
EBITDA	59,781	57,199
Transaction and pursuit costs	1,484	1,089
Loss on disposal of hotel properties	2,557	—
Amortization of share based compensation	3,573	3,014
Other expenses (4)	—	13
Adjusted EBITDA	$67,395	$61,315
General and administrative (5)	6,555	5,783
Operating results from noncontrolling interest in joint venture	12	73
Apartment income	49	(43)
Pro forma adjustments (6)	4,511	10,396
Income from sold properties	(415)	(2,475)
Other corporate adjustments	14	67
Pro forma Consolidated Hotel EBITDA	78,121	75,116
Non-comparable hotels (7)	(11)	(190)
Pro forma Hotel EBITDA	$78,110	$74,926
Note:
(1) Interest expense is net of interest income, excludes amounts attributable to investment in loans of $0.3 million for both the three months ended March 31, 2014 and 2013.
(2) Includes depreciation, amortization and interest expense from discontinued operations.
(3) Includes depreciation, amortization and interest expense allocated to the noncontrolling interest in the joint venture.
(4) Represents legal expenses outside the normal course of operations.
(5) General and administrative expenses exclude amortization of share based compensation, which is reflected in Adjusted EBITDA.
(6) Reflects prior ownership results of recent acquisitions and normalizes ground rent for the Courtyard Waikiki Beach. For the three months ended March 31, 2013, Pro forma Hotel EBITDA for the Courtyard Waikiki Beach was reduced by $0.9 million.
(7) Reflects the results of Residence Inn Atlanta Midtown Historic, which is currently closed for a comprehensive renovation.

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(Unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of March 31, 2014
Secured Debt
Capmark Financial Group - 1 hotel	10	May 2015	Fixed	5.55%	$10,816
Capmark Financial Group - 1 hotel	10	June 2015	Fixed	5.55%	4,692
Barclay’s Bank - 12 hotels	10	June 2015	Fixed	5.55%	110,611
Barclay’s Bank - 4 hotels	10	June 2015	Fixed	5.60%	27,534
Capmark Financial Group - 1 hotel	10	July 2015	Fixed	5.50%	6,391
Barclay’s Bank - 1 hotel	10	September 2015	Fixed	5.44%	10,426
Wells Fargo - 5 hotels	3	October 2016	Floating	3.75%	142,000
PNC Bank - 5 hotels	4	May 2017	Floating	2.50%	74,000
Wells Fargo - 4 hotels	3	September 2020	Floating (2)	4.19%	150,000
Secured Total / Weighted Average				4.27%	$536,470

Unsecured Debt
Credit Facility	4	November 2017	Floating	1.92%	$—
2013 Five-Year Term Loan	5	August 2018	Floating (2)(3)	3.07%	400,000
2012 Five-Year Term Loan	5	March 2019	Floating (2)(4)	1.70%	400,000
Seven-Year Term Loan	7	November 2019	Floating (2)	4.04%	225,000
Unsecured Total / Weighted Average				2.75%	$1,025,000

Total Debt / Weighted Average				3.27%	$1,561,470

Note:

(1)	Interest rates include the effect of interest rate swaps as of March 31, 2014.

(2)	The floating interest rate is hedged with an interest rate swap.

(3)	Reflects interest rate swap on $350.0 million.

(4)	Interest rate does not reflect forward interest rate swap. Forward swap only applicable to $275.0 million.

RLJ Lodging Trust
Acquisitions

2014 Acquisitions	Location	Acquisition Date	Management Company	Rooms	Gross Purchase Price ($ in millions) (1)	% Interest
Hyatt House Charlotte Center City	Charlotte, NC	March 12, 2014	Hyatt Affiliate	163	$32.5	100%
Hyatt House Cypress Anaheim	Cypress, CA	March 12, 2014	Hyatt Affiliate	142	14.8	100%
Hyatt House Emeryville SF Bay Area	Emeryville, CA	March 12, 2014	Hyatt Affiliate	234	39.3	100%
Hyatt House San Diego Sorrento Mesa	San Diego, CA	March 12, 2014	Hyatt Affiliate	193	36.0	100%
Hyatt House San Jose Silicon Valley	San Jose, CA	March 12, 2014	Hyatt Affiliate	164	44.2	100%
Hyatt House San Ramon	San Ramon, CA	March 12, 2014	Hyatt Affiliate	142	20.8	100%
Hyatt House Santa Clara	Santa Clara, CA	March 12, 2014	Hyatt Affiliate	150	40.6	100%
Hyatt Market Street The Woodlands	The Woodlands, TX	March 12, 2014	Hyatt Affiliate	70	25.8	100%
Hyatt Place Fremont Silicon Valley	Fremont, CA	March 12, 2014	Hyatt Affiliate	151	23.5	100%
Hyatt Place Madison Downtown	Madison, WI	March 12, 2014	Hyatt Affiliate	151	35.1	100%
Total Acquisitions				1,560	$312.5
Hilton Cabana Miami Beach (2)	Miami Beach, FL	N/A	N/A	231	71.6	100%
Total Acquisitions (including Hilton Cabana)				1,791	$384.1

2013 Acquisitions	Location	Acquisition Date	Management Company	Rooms	Gross Purchase Price ($ in millions) (1)	% Interest
Courtyard Houston Downtown Convention Center	Houston, TX	March 19, 2013	White Lodging Services	191	$34.4	100%
Residence Inn Houston Downtown Convention Center	Houston, TX	March 19, 2013	White Lodging Services	171	29.5	100%
Humble Tower Apartments (3)	Houston, TX	March 19, 2013	N/A	82	15.6	100%
Courtyard Waikiki Beach	Honolulu, HI	June 17, 2013	Highgate Hotels	399	75.3	100%
Vantaggio Suites Cosmo / Courtyard San Francisco (4)	San Francisco, CA	June 21, 2013	N/A	150	29.5	100%
Residence Inn Atlanta Midtown Historic (5)	Atlanta, GA	August 6, 2013	N/A	78	5.0	100%
SpringHill Suites Portland Hillsboro	Hillsboro, OR	October 8, 2013	InnVentures	106	24.0	100%
Total Acquisitions				1,177	$213.3

Note:
(1) Gross purchase price does not include net closing adjustments. Please refer to the 10-Q for the net purchase price.
(2) On November 30, 2012, the Company signed a purchase and sale agreement to acquire upon completion the 231-room Hilton Cabana Miami Beach for a fixed purchase price of $71.6 million, or approximately $310,000 per key.
(3) This property is currently not open for operations. Conversion to a SpringHill Suites is in progress.
(4) This property is currently not open for operations. Conversion to a Courtyard by Marriott is in progress.
(5) The Company was the successful bidder at a foreclosure sale of the property collateralizing the non-performing loan. The purchase price equates to the original amount paid for the mortgage note in November 2009. The property is closed and undergoing a major renovation.

RLJ Lodging Trust
Pro forma Operating Statistics — Top 50 Assets
(Amounts in thousands, except rooms)
(Unaudited)

For the trailing twelve months ended March 31, 2014

Property	City/State	Rooms	Pro forma Consolidated Hotel EBITDA
DoubleTree NYC Metropolitan	New York, NY	764	$19,717
Marriott Louisville Downtown	Louisville, KY	616	14,055
Hilton New York Fashion District	New York, NY	280	11,085
Hilton Garden Inn New York W 35th St	New York, NY	298	10,633
Courtyard Austin Dtwn Conv Ctr	Austin, TX	270	9,134
Courtyard Chicago Downtown Mag Mile	Chicago, IL	306	6,891
Fairfield Inn & Suites DC Downtown	Washington, DC	198	5,814
Embassy Suites Tampa Dtwn Conv Ctr	Tampa, FL	360	5,725
Renaissance Pittsburgh Hotel	Pittsburgh, PA	300	5,644
Courtyard Waikiki Beach (1)	Honolulu - Oahu, HI	403	5,586
Embassy Suites Boston Waltham	Waltham, MA	275	5,109
Courtyard New York Manhattan Upper East	New York, NY	226	4,946
Residence Inn Austin Dtwn Conv Ctr	Austin, TX	179	4,919
Marriott Denver Airport @ Gateway Park	Aurora, CO	238	4,700
Marriott Denver South @ Park Meadows	Lone Tree, CO	279	4,654
Hilton Garden Inn SF Oakland Bay Bridge	Emeryville, CA	278	4,633
Hilton Garden Inn Los Angeles Hollywood	Los Angeles, CA	160	4,410
Residence Inn Bethesda Downtown	Bethesda, MD	187	4,409
Courtyard Houston By The Galleria	Houston, TX	190	4,407
Homewood Suites Washington DC Downtown	Washington, DC	175	4,312
Courtyard Charleston Historic District	Charleston, SC	176	4,243
Hilton Garden Inn New Orleans Conv Ctr	New Orleans, LA	286	4,072
Residence Inn National Harbor DC	Oxon Hill, MD	162	3,931
Hyatt House Emeryville SF Bay Area	Emeryville, CA	234	3,916
Hyatt House Santa Clara	Santa Clara, CA	150	3,829
Embassy Suites Los Angeles Downey	Downey, CA	219	3,826
Hyatt House San Jose Silicon Valley	San Jose, CA	164	3,708
Renaissance Boulder Flatiron Hotel	Broomfield, CO	232	3,392
Renaissance Ft Lauderdale Plantation	Plantation, FL	250	3,317
Marriott Austin South	Austin, TX	211	3,312
Courtyard Houston Dtwn Conv Ctr	Houston, TX	191	3,287
Residence Inn Chicago Oak Brook	Oak Brook, IL	156	3,282
Hilton Garden Inn Bloomington	Bloomington, IN	168	2,958
Residence Inn Houston Dtwn Conv Ctr	Houston, TX	171	2,948
Hyatt House Charlotte Center City	Charlotte, NC	163	2,917
Residence Inn Houston By The Galleria	Houston, TX	146	2,879
Hampton Inn Houston Near The Galleria	Houston, TX	176	2,874
Hampton Inn Garden City	Garden City, NY	143	2,816
Hyatt Place Madison Downtown	Madison, WI	151	2,809
Residence Inn Louisville Downtown	Louisville, KY	140	2,698
Hilton Garden Inn Pittsburgh Univ Pl	Pittsburgh, PA	202	2,661
Marriott Chicago Midway	Chicago, IL	200	2,613
Hyatt House Dallas Lincoln Park	Dallas, TX	155	2,553
Hyatt House San Diego Sorrento Mesa	San Diego, CA	193	2,464
SpringHill Suites Portland Hillsboro	Hillsboro, OR	106	2,435
Residence Inn Indy Dtwn On The Canal	Indianapolis, IN	134	2,429
Courtyard Austin Airport	Austin, TX	150	2,386
Hyatt Place Fremont Silicon Valley	Fremont, CA	151	2,346
Hyatt Market Street The Woodlands	The Woodlands, TX	70	2,144
Hyatt House Houston Galleria	Houston, TX	147	1,876
Top 50 Assets		11,179	231,704
Other (2)		11,172	125,658
Total Portfolio		22,351	$357,362
Note:
The information above has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the 1.9% noncontrolling interest in the joint venture.
(1) The trailing twelve months for the Courtyard Waikiki Beach has been reduced by $0.7 million to normalize ground lease payments for periods prior to the Company’s ownership. The Company entered into a ground lease upon acquisition, with an annual ground rent amount of $3.5 million through 2016 and subject to CPI increases thereafter.
(2) Reflects 94 hotels. Disposed hotels and two planned hotel conversions which are underway are not included.

RLJ Lodging Trust
Pro forma Operating Statistics
(Unaudited)

For the three months ended March 31, 2014

Top Markets		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q1
NYC	5	93.3%	95.2%	(2.0)%	$179.27	$186.49	(3.9)%	$167.18	$177.51	(5.8)%	5%
Chicago	21	63.9%	61.7%	3.6%	113.72	114.48	(0.7)%	72.67	70.62	2.9%	5%
Austin	15	79.4%	77.1%	3.1%	161.33	153.22	5.3%	128.18	118.07	8.6%	15%
Denver	13	69.7%	63.6%	9.5%	122.92	118.84	3.4%	85.68	75.62	13.3%	7%
Houston	9	73.3%	77.5%	(5.4)%	161.41	151.89	6.3%	118.35	117.73	0.5%	8%
Washington, D.C.	7	68.4%	62.1%	10.2%	164.89	166.69	(1.1)%	112.79	103.46	9.0%	6%
Other	73	74.2%	72.2%	2.6%	140.48	132.57	6.0%	104.17	95.78	8.8%	54%
Total	143	74.1%	72.2%	2.7%	$144.34	$139.80	3.3%	$107.00	$100.95	6.0%	100%

Service Level		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q1
Focused-Service	122	73.4%	71.1%	3.3%	$138.91	$134.37	3.4%	$101.96	$95.47	6.8%	75%
Compact Full-Service	20	77.7%	76.8%	1.2%	159.40	154.66	3.1%	123.89	118.79	4.3%	21%
Full Service	1	64.6%	66.0%	(2.0)%	163.11	156.76	4.1%	105.40	103.40	1.9%	4%
Total	143	74.1%	72.2%	2.7%	$144.34	$139.80	3.3%	$107.00	$100.95	6.0%	100%

Chain Scale		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q1
Upper Upscale Chains	17	74.2%	73.8%	0.6%	$160.99	$152.54	5.5%	$119.43	$112.54	6.1%	23%
Upscale Chains	102	74.7%	72.7%	2.8%	142.72	139.05	2.6%	106.67	101.10	5.5%	65%
Upper Midscale Chains	23	70.7%	66.8%	5.7%	129.50	125.67	3.0%	91.50	83.99	8.9%	12%
Midscale Chains	1	75.3%	75.3%	(0.1)%	64.95	60.43	7.5%	48.89	45.53	7.4%	0%
Total	143	74.1%	72.2%	2.7%	$144.34	$139.80	3.3%	$107.00	$100.95	6.0%	100%

Flags		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q1
Residence Inn	33	75.8%	71.7%	5.7%	$134.21	$130.23	3.0%	$101.76	$93.44	8.9%	19%
Courtyard	32	70.9%	69.9%	1.5%	142.10	138.31	2.7%	100.77	96.64	4.3%	20%
Hyatt House	11	77.0%	78.5%	(2.0)%	145.47	133.23	9.2%	111.97	104.64	7.0%	9%
Fairfield Inn & Suites	11	69.0%	66.4%	3.9%	132.16	128.62	2.8%	91.17	85.38	6.8%	5%
SpringHill Suites	10	70.5%	65.3%	7.9%	112.47	111.08	1.2%	79.27	72.55	9.3%	5%
Hilton Garden Inn	9	75.9%	73.7%	3.0%	157.03	155.16	1.2%	119.21	114.35	4.2%	8%
Hampton Inn	8	76.0%	70.0%	8.6%	134.27	128.60	4.4%	102.06	90.01	13.4%	5%
Marriott	6	68.6%	66.3%	3.4%	147.66	140.93	4.8%	101.27	93.46	8.4%	9%
Embassy Suites	6	79.5%	78.1%	1.7%	162.56	151.82	7.1%	129.17	118.62	8.9%	8%
Renaissance	3	68.6%	73.5%	(6.7)%	158.16	142.59	10.9%	108.44	104.83	3.4%	3%
Homewood Suites	2	71.1%	75.0%	(5.2)%	166.87	161.27	3.5%	118.68	120.98	(1.9)%	2%
Hyatt Place	2	78.6%	81.7%	(3.8)%	129.66	115.46	12.3%	101.90	94.30	8.1%	1%
DoubleTree	2	90.8%	88.1%	3.0%	168.92	177.27	(4.7)%	153.34	156.22	(1.8)%	1%
Hilton	1	98.6%	99.8%	(1.3)%	196.37	203.20	(3.4)%	193.56	202.89	(4.6)%	2%
Hyatt	1	79.6%	79.6%	0%	281.88	269.03	4.8%	224.30	214.07	4.8%	1%
Other	6	65.8%	61.5%	7.0%	119.20	117.01	1.9%	78.41	71.94	9.0%	2%
Total	143	74.1%	72.2%	2.7%	$144.34	$139.80	3.3%	$107.00	$100.95	6.0%	100%

Note:
The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the 1.9% noncontrolling interest in the joint venture. All results exclude disposed hotels, two planned hotel conversions, and one non-comparable hotel, the Residence Inn Atlanta Midtown Historic, which is currently closed and undergoing a comprehensive renovation.